Exhibit 10.1

AMERICAN CAPITAL, LTD.

(f/k/a AMERICAN CAPITAL STRATEGIES, LTD.)

FIRST AMENDMENT

Dated as of March 30, 2009

to

NOTE PURCHASE AGREEMENT

Dated as of September 1, 2004

Re:

$82,000,000 5.92% Senior Notes, Series A, due September 1, 2009

$85,000,000 6.46% Senior Notes, Series B, due September 1, 2011

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT dated as of March 30, 2009 (the or this “First Amendment”) to that certain Note Purchase Agreement dated as of September 1, 2004 is between AMERICAN CAPITAL, LTD. (f/k/a AMERICAN CAPITAL STRATEGIES, LTD.), a Delaware corporation (the “Company”), and each of the certain unaffiliated investors holding Notes listed on the signature pages hereto (collectively, the “Noteholders”).

RECITALS:

A. The Company and each of the Purchasers heretofore entered into the Original Note Purchase Agreement dated as of September 1, 2004 (the “Original Note Purchase Agreement”). Pursuant to the Original Note Purchase Agreement, the Company issued and presently has outstanding (a) $82,000,000 aggregate principal amount of its 5.92% Senior Notes, Series A, due September 1, 2009 (the “Series A Notes”) and (b) $85,000,000 aggregate principal amount of its 6.46% Senior Notes, Series B, due September 1, 2011 (the “Series B Notes”; the Series B Notes together with the Series A Notes are hereinafter collectively referred to as the “Notes”).

B. Based on the financial statements provided in the Company’s Report on Form 10-K for the period ended December 31, 2008, (a) the Consolidated Tangible Net Worth is less than the minimum amount required under Section 10.1 of the Original Note Purchase Agreement, (b) the Asset Coverage Ratio is less than the minimum ratio required under Section 10.3(b) of the Original Note Purchase Agreement and (c) the ratio of (1) the sum of Cash and Available Non-Pledged Debt Assets to (2) Unsecured Debt was, on December 31, 2008, less than the minimum ratio required under Section 10.4(b) of the Original Note Purchase Agreement. The Company’s noncompliance with each of these covenants constitutes an Event of Default under Section 11(c) of the Original Note Purchase Agreement.

C. On March 5, 2009, Akin Gump Strauss Hauer & Feld LLP, as counsel to and on behalf of a committee composed of certain unaffiliated holders, including the Noteholders, sent a Notice of Events of Default to the Company, formally notifying the Company of the occurrence of Events of Default under Section 11(c) of the Original Note Purchase Agreement as a result of the Company’s noncompliance with Sections 10.1 and 10.3(b) of the Original Note Purchase Agreement, among other things. The Company sent notice to registered holders under the Original Note Purchase Agreement by letter dated March 6, 2009 notifying such holders of Events of Default under Section 11(c) of the Original Note Purchase Agreement as a result of noncompliance with Sections 10.1, 10.3(b), 10.4(a) and 10.4(b) of the Original Note Purchase Agreement.

D. The Company is not in compliance with certain covenants in the Credit Agreement, the Other Note Purchase Agreements and the Public Notes Indenture, each as defined in and as more particularly described on Schedule 1 attached hereto. The Events of Default under Section 11(c) described in Recitals B and C above, together with all Events of Default under Section 11(f)(2) arising out of the defaults and events of default described on Schedule 1 attached hereto, are referred to collectively herein as the “Specified Events of Default”.

E. The Noteholders constitute Required Holders under the Original Note Purchase Agreement.

F. On March 27, 2009, counsel for the Committee (as defined below) advised the Company by telephone that Required Holders desired to deliver a notice declaring the Notes matured and the entire unpaid principal amount of the Notes plus all accrued and unpaid interest thereon and the Make-Whole Amount determined in respect of such principal amount to be immediately due and payable. At the request of the Company, such Required Holders agreed to withhold delivery of such notice of acceleration until March 30, 2009 in exchange for the negotiation, execution and delivery of this First Amendment. The Company and the Noteholders now desire to amend the Original Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

G. Capitalized terms used herein and the term “holder” shall have the respective meanings ascribed thereto in the Original Note Purchase Agreement as amended by this First Amendment unless herein defined or the context shall otherwise require.

H. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding agreement according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENT PERIOD.

1.1. The “Amendment Period” shall mean the period of time beginning upon the execution and delivery of this First Amendment by the Company and the Required Holders and ending upon the termination of the Amendment Period in accordance with this Section 1.1. The Company may, at any time, deliver a written notice to each holder pursuant to the Original Note Purchase Agreement electing to terminate the Amendment Period (the “Termination Notice”). If the Company delivers a Termination Notice, the Amendment Period shall terminate at the later of (a) 5:00 P.M. (New York City time) on the fifth Business Day following actual receipt by each holder of the Termination Notice and (b) the time specified in the Termination Notice. The Company shall also contemporaneously deliver a copy of the Termination Notice to Akin Gump Strauss Hauer & Feld LLP (via email attention: Fred S. Hodara (fhodara@akingump.com) and David P. Simonds (dsimonds@akingump.com)), as counsel for a committee composed of certain holders of the Notes (the “Committee”). The Required Holders may, at any time,

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deliver a written notice to the Company electing to terminate the Amendment Period, which shall be effective as of the time specified in such notice. Notwithstanding the subsequent termination of the Amendment Period, any declaration of acceleration of the Notes delivered during the Amendment Period shall be deemed effective as of March 30, 2009 as if such declaration of acceleration had been delivered and was effective nunc pro tunc on and as of March 30, 2009.

1.2. In consideration of the Company’s execution and delivery of this First Amendment, each Noteholder, severally and not jointly, agrees not to exercise any rights or remedies with respect to the Notes on the date hereof. At all times after the date hereof, whether during or following the Amendment Period, the holders shall have all rights, remedies, powers and privileges available to them as a result of the occurrence of the Specified Events of Default. Notwithstanding any event or circumstance, including without limitation the passage of time, the Specified Events of Default shall be deemed to be continuing Events of Default at all times during the Amendment Period. Except with respect to the forbearance provided in the first sentence of this Section 1.2, the Company will not assert and hereby forever waives any right to assert that any holder is obligated in any way to forbear from enforcing or to waive any right, remedy, power or privilege with respect to the Specified Events of Default.

SECTION 2. AMENDMENT.

2.1. Effective only during the Amendment Period, Section 22.4(b) of the Original Note Purchase Agreement shall be and is hereby amended by adding the following at the end of the existing Section 22.4(b) (the “Amendment”):

Notwithstanding the foregoing, the definition of the term “GAAP” or anything else contained in this Agreement or the Notes, for purposes of determining compliance with Section 10, the character, amount and value of all assets and liabilities, all items of income and expense, and all other relevant matters in each case shall be determined in accordance with GAAP as in effect on December 31, 2008 and the Investment Company Act as in effect on December 31, 2008 and any orders of the United States Securities and Exchange Commission issued to the Company prior to December 31, 2008, as applicable, in each case as such was in effect as of December 31, 2008, without giving effect to any changes, amendments or additional guidance issued or promulgated after December 31, 2008, regardless of any purported retroactive effect of any such changes, amendments or additional guidance, and in each case in a manner consistent with the Company’s treatment for the period ending December 31, 2008 (the “Section 10 Accounting Treatment”).

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SECTION 3. REPRESENTATIONS, WARRANTIES, AGREEMENTS AND ACKNOWLEDGEMENTS OF THE COMPANY.

3.1. To induce the Noteholders to enter into this First Amendment, the Company represents and warrants (which representations and warranties shall survive the execution and delivery of this First Amendment) to each Noteholder that:

(a) this First Amendment (1) has been duly authorized by all requisite corporate and, if required, shareholder action on the part of the Company, (2) has been duly executed and delivered by the Company and (3) constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b) the Original Note Purchase Agreement, as amended by this First Amendment, and each Note each constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c) the execution, delivery and performance of this First Amendment and the performance of the Original Note Purchase Agreement, as modified by this First Amendment, and the Notes (1) have been duly authorized by all requisite corporate action and, if required, shareholder action, (2) do not require the consent or approval of any governmental or regulatory body or agency, and (3) will not (A) violate (i) any provision of law, statute, rule or regulation, (ii) the Company’s certificate of incorporation or bylaws, or (iii) any order of any court or any other agency or governmental authority binding upon the Company or any Subsidiary of the Company, or (B) result in or constitute a breach or default (alone or with due notice or lapse of time or both) under, or the creation or imposition of any Lien pursuant to, any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary of the Company is a party or by which its properties or assets are or may be bound; and

(d) as of the date of this First Amendment, other than the Specified Events of Default and the defaults and events of default listed on Schedule 1 attached hereto, no Default or Event of Default has occurred and is continuing and no default or event of default under any other agreement or instrument evidencing Debt of the Company or any Subsidiary of the Company has occurred and is continuing.

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3.2. To induce the Noteholders to enter into this First Amendment, the Company covenants, acknowledges and agrees with each Noteholder as follows:

(a) THE COMPANY HEREBY RELEASES, REMISES AND FOREVER DISCHARGES THE COMMITTEE AND EACH HOLDER AND THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, MANAGERS, SHAREHOLDERS, REPRESENTATIVES, PARENT ENTITIES, SUBSIDIARIES, AFFILIATES, AGENTS, SERVANTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, TRUSTEES, OFFICERS AND DIRECTORS, EACH IN THEIR REPRESENTATIVE AND IN THEIR INDIVIDUAL CAPACITIES (COLLECTIVELY, THE “RELEASED PARTIES”) FROM, AND IRREVOCABLY WAIVES, ANY AND ALL MANNER OF CLAIMS AND CAUSES OF ACTION, SUITS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, COVENANTS, CONTRACTS, CONTROVERSIES, AGREEMENTS, PROMISES, RIGHTS, VARIANCES, TRESPASSES, DAMAGES, JUDGMENTS, EXECUTIONS, CLAIMS, COUNTERCLAIMS, DEFENSES AND DEMANDS WHATSOEVER THAT IT EVER HAD, NOW HAS, OR HEREAFTER CAN, SHALL, OR MAY CLAIM TO HAVE AGAINST ANY OF THE RELEASED PARTIES OR THE OBLIGATIONS UNDER THIS FIRST AMENDMENT OR THE ORIGINAL NOTE PURCHASE AGREEMENT, ARISING FROM THE BEGINNING OF TIME TO THE DATE HEREOF, ARISING OUT OF OR RELATED TO THIS FIRST AMENDMENT, THE ORIGINAL NOTE PURCHASE AGREEMENT, USURY OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, EQUITABLE OR AT LAW, ARISING UNDER OR PURSUANT TO COMMON OR STATUTORY LAW, RULES, REGULATIONS OR OTHERWISE. THE FOREGOING RELEASE EXPRESSLY INCLUDES ANY AND ALL PAST, PRESENT AND FUTURE CLAIMS AND OTHER MATTERS ABOUT WHICH THE COMPANY DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR, WHETHER THROUGH IGNORANCE, OVERSIGHT, ERROR, NEGLIGENCE OR OTHERWISE, AND WHICH, IF KNOWN, WOULD MATERIALLY AFFECT THE DECISION TO ENTER INTO THIS RELEASE.

(b) The Company hereby ratifies and reaffirms all of the terms, conditions and covenants, including but not limited to payment and performance obligations, contingent or otherwise, under the Notes and the Original Note Purchase Agreement, as modified by this First Amendment. The Company hereby consents to this First Amendment and acknowledges that the Original Note Purchase Agreement and the Notes remain in full force and effect and are hereby ratified and reaffirmed, subject to the amendment set forth herein. The execution of this First Amendment shall not operate as a waiver of any right, remedy, power or privilege of any holder or serve to effect a novation of the obligations of the Company.

(c) The Company hereby acknowledges and agrees that (1) Events of Default have occurred and are continuing and the Required Holders have the right, in their sole and absolute discretion, to declare the Notes matured and the entire unpaid principal amount of the Notes plus all accrued and unpaid interest

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thereon and the Make-Whole Amount determined in respect of such principal amount to be immediately due and payable and (2) in the event of any such declaration of acceleration, the unpaid principal amount of the Notes, all accrued and unpaid interest and the Make-Whole Amount will bear interest at the Default Rate.

(d) The Company hereby further acknowledges and agrees that (1) the relationships between the Company and each of the holders are governed by the Notes and the Original Note Purchase Agreement, as modified by this First Amendment, (2) no holder owes any fiduciary or special relationship to the Company, and no such relationship is or will be created by any discussions regarding any possible amendment, waiver or forbearance, (3) the rights and obligations of the Noteholders under this First Amendment and under the Original Note Purchase Agreement, as modified by this First Amendment, are several and not joint, and (4) any of the holders may trade in the Notes or other debt or equity securities of the Company or its Subsidiaries without the consent of the Company or any other holder, subject to applicable securities laws, and no holder shall have any responsibility for any such trading by any other holder.

(e) The Company hereby further acknowledges and agrees that (1) other than this First Amendment, the Original Note Purchase Agreement has not been amended, and no Noteholder has made to the Company any promise, commitment or representation of any kind or character with respect to any other or further amendment, waiver or forbearance with respect to the Original Note Purchase Agreement, (2) no Noteholder has any obligation to engage in discussions with the Company after the date hereof regarding any other or further amendment, waiver or forbearance, (3) if the Company and any Noteholder engage in discussions regarding any other or further amendment, waiver or forbearance, such Noteholder, in its sole and absolute discretion, may terminate any such discussions at any time and for any reason, or may make any such discussions contingent upon such terms and conditions as it deems appropriate, (4) no Noteholder has any obligation under any circumstances to further amend or modify the terms of the Original Note Purchase Agreement or the Notes, offer any discounted payoff of the Notes, refinance the Notes, grant any forbearance or waiver, or extend any other financial accommodation to the Company or any of its Affiliates, (5) if the Company and one or more Noteholders engage in discussions regarding any other or further amendment, waiver or forbearance, neither the Company nor any Noteholder shall be bound by any agreement until that agreement has been reduced to a written instrument signed by each appropriate and necessary party, and (6) unless and until a written instrument specifically amending or waiving the Original Note Purchase Agreement and the Notes has been signed by all appropriate and necessary parties, the Notes and the Original Note Purchase Agreement, as amended by this First Amendment, shall remain in full force and effect and unmodified.

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(f) THE COMPANY HEREBY IRREVOCABLY RELEASES, REMISES AND FOREVER WAIVES AND DISCHARGES ANY AND ALL MANNER OF DEFENSES, OBJECTIONS, CLAIMS, COUNTERCLAIMS, CAUSES OF ACTION, SUITS, CHALLENGES, CONTROVERSIES, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, EQUITABLE OR AT LAW, ARISING UNDER OR PURSUANT TO COMMON OR STATUTORY LAW, RULES, REGULATIONS OR OTHERWISE (1) ARISING OUT OF OR RELATING TO ANY DECLARATION OF ACCELERATION OF THE NOTES DURING THE AMENDMENT PERIOD, (2) ASSERTING THAT ANY DECLARATION OF ACCELERATION DURING THE AMENDMENT PERIOD IS INADEQUATE, DEFECTIVE, UNENFORCEABLE OR INEFFECTIVE TO CAUSE (A) THE NOTES TO BE MATURED AND THE ENTIRE UNPAID PRINCIPAL AMOUNT OF THE NOTES PLUS ALL ACCRUED AND UNPAID INTEREST THEREON AND THE MAKE-WHOLE AMOUNT DETERMINED IN RESPECT OF SUCH PRINCIPAL AMOUNT TO BE IMMEDIATELY DUE AND PAYABLE AND (B) THE UNPAID PRINCIPAL AMOUNT OF THE NOTES, ALL ACCRUED AND UNPAID INTEREST AND THE MAKE-WHOLE AMOUNT TO BEAR INTEREST AT THE DEFAULT RATE, (3) THAT ANY EVENT OR CONDITION AFTER DECEMBER 31, 2008 RESULTED IN A WAIVER OR CURE OF ANY OF THE SPECIFIED EVENTS OF DEFAULT AT ANY TIME PRIOR TO THE END OF THE AMENDMENT PERIOD, OR (4) ARISING OUT OF OR RELATING TO THE SECTION 10 ACCOUNTING TREATMENT.

SECTION 4. MISCELLANEOUS.

4.1. This First Amendment shall be construed in connection with and as part of the Original Note Purchase Agreement and the Notes. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Original Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

4.2. The descriptive headings of the various sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.3. The Notes and the Original Note Purchase Agreement, as modified by this First Amendment, together constitute the complete agreement between the parties and incorporate all prior agreements and representations, if any. This First Amendment may not be amended or changed except in a writing signed by the party to be charged by said amendment or modification.

4.4. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding against the parties

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to this First Amendment arising out of or relating to this First Amendment in any way may be instituted in any federal or state court in the city of New York, County of New York, and the Company hereby waives any objections that it may now or hereafter have based on venue or forum non-conveniens of any such suit, action or proceeding, and further irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. This provision shall survive the termination of this First Amendment.

4.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

4.6. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

4.7. Each Noteholder represents and warrants that it is a holder of Notes.

[Remainder of page intentionally left blank.]

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AMERICAN CAPITAL, LTD. (f/k/a AMERICAN CAPITAL STRATEGIES, LTD.)

By	/s/ Samuel A. Flax
Its	Samuel A. Flax
Executive VP & General Counsel

Company Signature page to First Amendment

Accepted and Agreed to:

PRINCIPAL LIFE INSURANCE COMPANY, ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS

By:	Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By:	/s/ Joellen J. Watts
Name:	Joellen J. Watts
Title:	Counsel

By:	/s/ Debra Svoboda Epp
Name:	Debra Svoboda Epp
Title:	Counsel

Principal Amount of Notes Held: 5.92% Senior Notes due 2009 (cusip #024937A*5) $4,800,000.00

Accepted and Agreed to:

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory

By:	/s/ Joellen J. Watts
Name:	Joellen J. Watts
Title:	Counsel

By:	/s/ Debra Svoboda Epp
Name:	Debra Svoboda Epp
Title:	Counsel

Principal Amount of Notes Held: 5.92% Senior Notes due 2009 (cusip #024937A*5) $15,100,000.00 6.46% Senior Notes due 2011 (cusip #024937A@3) $7,000,000.00

Accepted and Agreed to:

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

Principal Amount of Notes Held: $5,500,000

Accepted and Agreed to:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

Principal Amount of Notes Held: $23,000,000

Accepted and Agreed to:

EVERGREEN CORE PLUS BOND FUND

By:	/s/ Robert Calhoun
Name:	Robert Calhoun
Title:	CIO

Principal Amount of Notes Held: $3,500,000.00 Due 9/1/2009

Accepted and Agreed to:

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE

By:	Guggenheim Partners Advisory Company, its agent

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Principal Amount of Notes Held: $10,000,000.00

Accepted and Agreed to:

WILTON REASSURANCE LIFE COMPANY OF NEW YORK
By:	Guggenheim Partners Advisory Company, its agent

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Principal Amount of Notes Held: $2,000,000.00

Accepted and Agreed to:

MIDLAND NATIONAL LIFE INSURANCE COMPANY
By:	Guggenheim Partners Advisory Company, its agent

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Principal Amount of Notes Held: $18,000,000.00

Accepted and Agreed to:

CUNA Mutual Insurance Society CUMIS Insurance Society, Inc.

By:	/s/ David C. Patch
Name:	David C. Patch
Title:	Director, Private Placements

Principal Amount of Notes Held: $13,900,000.00 of 6.46% Senior Notes Due 9/1/2011

Accepted and Agreed to:

CUNA Mutual Insurance Society CUMIS Insurance Society, Inc.

By:	/s/ David C. Patch
Name:	David C. Patch
Title:	Director, Private Placements

Principal Amount of Notes Held: $17,600,000.00 of 5.92% Senior Notes Due 9/1/2009

Accepted and Agreed to:

FORT DEARBORN LIFE INSURANCE COMPANY By: Advantus Capital Management, Inc.

By:	/s/ Gregory Ortquist
Name:	Gregory Ortquist
Title:	Vice President

Principal Amount of Notes Held: $1,000,000.00 – Note No. RA-9 $1,000,000.00 – Note No. RA-10

Accepted and Agreed to:

PRIMERICA LIFE INSURANCE COMPANY
BY:	CONNING ASSET MANAGEMENT COMPANY, AS INVESTMENT MANAGER

By:	/s/ Samuel Otchere
Name:	Samuel Otchere
Title:	Vice President

Principal Amount of Notes Held: $4,200,000 (5.92% due 9/1/2009) $2,100,000 (6.46% due 9/1/2011)

Accepted and Agreed to:

NATIONAL BENEFIT LIFE INSURANCE COMPANY
BY:	CONNING ASSET MANAGEMENT COMPANY, AS INVESTMENT MANAGER

By:	/s/ Samuel Otchere
Name:	Samuel Otchere
Title:	Vice President

Principal Amount of Notes Held: $1,300,000 (5.92% due 9/1/2009) $600,000 (6.46% due 9/1/2011)

Accepted and Agreed to:

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Rachel Stauffer
Name:	Rachel Stauffer
Title:	Vice President

Principal Amount of Notes Held: $3,000,000

Accepted and Agreed to:

NATIONWIDE MUTUAL INSURANCE COMPANY
NATIONWIDE MUTUAL FIRE INSURANCE COMPANY
NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Thomas A. Gleason
Name:	Thomas A. Gleason
Title:	Authorized Signatory

Principal Amount of Notes Held: $28,000,000.00

Accepted and Agreed to:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jason Mandel
Name:	Jason Mandel
Title:	Director

Principal Amount of Notes Held: $5,400,000.00

SCHEDULE 1

EXISTING DEFAULTS AND EVENTS OF DEFAULT UNDER SPECIFIED DEBT AGREEMENTS

A.	Credit Agreement

1.	The events of default under Section 7.1(c) of the Credit Agreement dated as of May 16, 2007 among the Company, as the borrower, the lenders from time to time parties thereto, Wachovia Bank, National Association, as the administrative agent, swingline lender and issuing lender, and Branch Banking and Trust Company, as issuing lender, Wachovia Capital Markets, LLC, as sole bookrunner and as joint lead arranger, BB&T Capital Markets, LLC, as joint lead arranger, and Citicorp North America, Inc., JPMorgan Chase Bank, N.A. and Credit Suisse, Cayman Islands Branch, as co-documentation agents, as amended by that certain First Amendment to Credit Agreement and Waiver dated as of December 7, 2007 and that Second Amendment to Credit Agreement dated as of September 29, 2008 (the “Credit Agreement”) with respect to the breaches of Sections 5.9(b) and 5.9(c) thereof as of December 31, 2008.

2.	The default under Section 7.1(c) of the Credit Agreement with respect to a breach of Section 5.10 thereof as of March 3, 2009; such default to become an event of default upon expiration of the cure period thirty days thereafter.

3.	The event of default under Section 7.1(c) with respect to a breach of Section 5.1(a) that will occur on March 31, 2009.

4.	Any events of default under Section 7.1(d) of the Credit Agreement with respect to the Original Note Purchase Agreement, the Other Note Purchase Agreements and the Public Notes Indenture arising out of the Specified Events of Default and the events of default described on this Schedule 1.

B.	Other Note Purchase Agreements

1.

The events of default under Section 11(c) of each of (a) that certain Note Purchase Agreement dated as of August 1, 2005, by and among the Company and the purchasers party thereto, relating to $126,000,000 aggregate principal amount of its 6.14% Senior Notes, Series 2005-A, due August 1, 2010, (b) that certain Note Purchase Agreement dated as of September 26, 2005, by and among the Company and the purchasers party thereto, relating to $75,000,000 aggregate principal amount of its Floating Rate Senior Notes, Series 2005-B, due October 30, 2020, and (c) that certain Note Purchase Agreement dated as of February 9, 2006, by and among the Company and the purchasers party thereto, relating to €14,000,000 aggregate principal amount of its 5.177% Senior Notes, Series 2006-A, due February 9, 2011 and £3,000,000 aggregate principal amount of its 6.565% Senior Notes, Series 2006-B, due February 9, 2011 (collectively, the “Other Note Purchase Agreements”) with respect to breaches of Sections 10.1, 10.3(b), 10.4(a) and 10.4(b) thereof.

2.	Any events of default under Section 11(f)(2) of each Other Note Purchase Agreement with respect to the Original Note Purchase Agreement, the Credit Agreement, the Public Notes Indenture and each other Other Note Purchase Agreement arising out of the Specified Events of Default and the events of default described on this Schedule 1.

C.	Public Notes Indenture

1.	The default under Section 5.01(d) of the Indenture dated as of April 26, 2007 between the Company and Wells Fargo Bank, National Association, as trustee, as modified by the First Supplemental Indenture dated as of July 19, 2007 relating to $550,000,000 aggregate principal amount of the Company’s 6.85% Senior Notes due 2012 (the “Public Notes Indenture”) with respect to the breach of Section 10.09 thereof and any event of default arising therefrom.